Exhibit 25.1

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FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           |__|

___________________________

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)
One Wall Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)

___________________________

McMoRan Exploration Co.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	72-1424200 (I.R.S. employer identification no.)
1615 Poydras Street New Orleans, Louisiana (Address of principal executive offices)	70112 (Zip code)

___________________________

6% Convertible Senior Notes due 2008
(Title of the indenture securities)

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1.

General information.  Furnish the following information as to the Trustee:

(a)

Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	2 Rector Street, New York, N.Y. 10006, and Albany, N.Y. 12203
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	Washington, D.C. 20429
New York Clearing House Association	New York, New York 10005

(b)

Whether it is authorized to exercise corporate trust powers.

Yes.

2.

Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.

List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.

A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.  (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

4.

A copy of the existing By-laws of the Trustee.  (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

6.

The consent of the Trustee required by Section 321(b) of the Act.  (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

7.

A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 28th day of August, 2003.

THE BANK OF NEW YORK

By:   /S/ VAN K. BROWN
Name:      VAN K. BROWN
Title:        VICE PRESIDENT

                                                                                                              EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 2003, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$4,257,371
Interest-bearing balances	6,048,782
Securities:
Held-to-maturity securities	373,479
Available-for-sale securities	18,918,169
Federal funds sold in domestic offices	6,689,000
Securities purchased under agreements to resell………………………………………	5,293,789
Loans and lease financing receivables:
Loans and leases held for sale…………….	616,186
Loans and leases, net of unearned income	38,342,282
LESS: Allowance for loan and lease losses...	819,982
Loans and leases, net of unearned income and allowance	37,522,300
Trading Assets	5,741,193
Premises and fixed assets (including capitalized leases)	958,273
Other real estate owned	441
Investments in unconsolidated subsidiaries and associated companies	257,626
Customers' liability to this bank on acceptances outstanding	159,995
Intangible assets
Goodwill	2,554,921
Other intangible assets	805,938
Other assets
Total assets
LIABILITIES
Deposits:
In domestic offices	$37,264,787
Noninterest-bearing	15,357,289
Interest-bearing	21,907,498
In foreign offices, Edge and Agreement subsidiaries, and IBFs	28,018,241
Noninterest-bearing	1,026,601
Interest-bearing	26,991,640
Federal funds purchased in domestic offices…………………………………….	739,736
Securities sold under agreements to repurchase	465,594
Trading liabilities	2,456,565
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)…….	8,994,708
Bank's liability on acceptances executed and outstanding	163,277
Subordinated notes and debentures	2,400,000
Other liabilities
Total liabilities
Minority interest in consolidated subsidiaries………………………………..	519,472
EQUITY CAPITAL
Perpetual preferred stock and related surplus…………………………………….	0
Common stock	1,135,284
Surplus	2,056,273
Retained earnings	4,694,161
Accumulated other comprehensive income………	128,610
Other equity capital components…………………	0
Total equity capital
Total liabilities minority interest and equity capital

                                                                                                              EXHIBIT 7

I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro,
Senior Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi Gerald L. Hassell Alan R. Griffith	Directors